UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 17, 2010

Village Super Market, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

733 Mountain Avenue
Springfield, New Jersey	07081
(Address of principal executive offices)	(Zip Code)

                                (973) 467-2200
Registrant’s telephone number, including area code:

                                       Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4250
[   ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

    The Company’s annual meeting of shareholders was held on December 17, 2010.  The following persons were elected as directors pursuant to the following votes:

Directors	For	Withheld

James Sumas	61,530,109	1,070,908
Robert Sumas	61,521,763	1,079,254
William Sumas	61,815,675	785,342
John P. Sumas	61,522,459	1,078,558
Kevin Begley	61,452,101	1,148,916
Nicholas Sumas	61,815,405	785,612
John J. Sumas	61,521,873	1,079,144
Steven Crystal	62,212,975	388,042
David Judge	62,212,972	388,045
Peter Lavoy	62,211,975	389,042
Stephen Rooney	62,492,025	108,992

The shareholders approved a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. The vote totals were as follows: For – 62,568,077; Against – 31,292; Abstain – 1,648.

The shareholders approved the Village Super Market, Inc. 2010 Stock Plan.   The vote totals were as follows:  For – 47,893,409; Against - 1,939,006; Abstain - 2,892; Broker non-vote – 12,765,710.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

December 17, 2010	By:	/s/ Kevin R. Begley

	Name:	Kevin R. Begley
	Title:	Chief Financial Officer